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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Outside Director Compensation and Option Plan, as amended, of TENERA, Inc. of our report dated January 22, 1999, with respect to the consolidated financial statements of TENERA, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

San Francisco, California
April 28, 1999



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